UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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ARADIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED AUGUST 19, 2010

ARADIGM CORPORATION
3929 Point Eden Way
Hayward, California 94545

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On September 14, 2010

Notice is hereby given that a Special Meeting of Shareholders of Aradigm Corporation, a California corporation (“Aradigm”), will be held on Tuesday, September 14, 2010, at 9:00 a.m. local time at Aradigm’s offices at 3929 Point Eden Way, Hayward, California 94545 for the following purposes:

1. To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 7,527,214 to allow Aradigm to reserve a sufficient number of shares available for issuance to cover the shares issuable upon exercise of warrants issued in a private placement that closed on June 21, 2010.

2. To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 26,000,000 to allow Aradigm to reserve a sufficient number of shares available for issuance to cover the shares issuable under a stock purchase agreement, dated as of July 30, 2010, by and among Aradigm and Novo Nordisk A/S.

3. To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 30,000,000 to allow Aradigm to have additional flexibility to use its capital stock for business and financial purposes in the future.

4. To conduct any other business properly brought before the special meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. Each of the proposals set forth in the Proxy Statement accompanying this Notice will be voted on separately at the special meeting and each such proposal is not conditioned on the approval of any of the other proposals voted on at the special meeting.

The record date for the special meeting is August 23, 2010. Only shareholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof.

By Order of the Board of Directors

Igor Gonda, Ph.D.
President and Chief Executive Officer

Hayward, California
August [  ], 2010

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on September 14, 2010 at 9:00 am at 3929 Point Eden Way, Hayward, California, 94545

The proxy statement is available on our website at www.aradigm.com.

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED AUGUST 19, 2010

ARADIGM CORPORATION
3929 Point Eden Way
Hayward, California, 94545
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held On September 14, 2010
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Aradigm Corporation is soliciting your proxy to vote at a Special Meeting of Shareholders to be held on September 14, 2010.

You are invited to attend the special meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

These proxy materials are being mailed to all shareholders of record entitled to vote at the special meeting on or about August [ ], 2010.

What am I voting on?

At the special meeting, our shareholders will be asked to separately consider and vote on the following proposals:

•	Proposal 1 — Approval of an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 7,527,214 to allow Aradigm to reserve a sufficient number of shares available for issuance to cover the shares issuable upon exercise of warrants issued in a private placement that closed on June 21, 2010 (the “June 2010 Private Placement”). For more information regarding the June 2010 Private Placement, please see the description under “Proposal 1 — Approval of Amendment to Amended and Restated Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock by 7,527,214 Shares”, as well as our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2010.

•	Proposal 2 — Approval of an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 26,000,000 to allow Aradigm to reserve a sufficient number of shares available for issuance to cover the shares issuable under a stock purchase agreement, dated as of July 30, 2010, by and among Aradigm and Novo Nordisk A/S (the “Novo Nordisk Stock Purchase Agreement”). For more information regarding the Novo Nordisk Stock Purchase Agreement, please see the description under “Proposal 2 — Approval of Amendment to Amended and Restated Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock by 26,000,000 Shares”, as well as our Current Report on Form 8-K filed with the SEC on August 2, 2010.

•	Proposal 3 — Approval of an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 30,000,000 to allow Aradigm to have additional flexibility to use its capital stock for business and financial purposes in the future.

Each of Proposal 1, Proposal 2 and Proposal 3 will be voted on separately at the special meeting and each such proposal is not conditioned on the approval of any of the other proposals voted on at the special meeting.

What will happen if only Proposal 1 (but not Proposal 2 or Proposal 3) is approved by our shareholders?

If only Proposal 1 (but not Proposal 2 or Proposal 3) is approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of Aradigm’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 157,527,214 shares and, upon the filing and effectiveness of such amendment, will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement.

What will happen if only Proposal 2 (but not Proposal 1 or Proposal 3) is approved by our shareholders?

If only Proposal 2 (but not Proposal 1 or Proposal 3) is approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of Aradigm’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 176,000,000 shares and, upon the filing and effectiveness of such amendment, will reserve, from our then authorized, unissued and unreserved shares, 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

What will happen if only Proposal 3 (but not Proposal 1 or Proposal 2) is approved by our shareholders?

If only Proposal 3 (but not Proposal 1 or Proposal 2) is approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of Aradigm’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 180,000,000 shares.

What will happen if Proposal 1 and Proposal 2 (but not Proposal 3) is approved by our shareholders?

If Proposal 1 and Proposal 2 (but not Proposal 3) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of Aradigm’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 183,527,214 shares and, upon the filing and effectiveness of such amendment, will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement and 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

What will happen if Proposal 1 and Proposal 3 (but not Proposal 2) is approved by our shareholders?

If Proposal 1 and Proposal 3 (but not Proposal 2) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of Aradigm’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 187,527,214 shares and, upon the filing and effectiveness of such amendment, will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement.

What will happen if Proposal 2 and Proposal 3 (but not Proposal 1) is approved by our shareholders?

If Proposal 2 and Proposal 3 (but not Proposal 1) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of Aradigm’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 206,000,000 shares and, upon the filing and effectiveness of such amendment, will reserve, from our then authorized, unissued and unreserved shares, 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

What will happen if Proposal 1, Proposal 2 and Proposal 3 are all approved by our shareholders?

If Proposal 1, Proposal 2 and Proposal 3 are all approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of Aradigm’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 213,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement and 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

Who can vote at the special meeting?

Only shareholders of record at the close of business on August 23, 2010 will be entitled to vote at the special meeting. On this record date, there were [     ] shares of our common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on August 23, 2010, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on August 23, 2010, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Aradigm. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock you own as of August 23, 2010.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted “For” each of the proposals listed on the proxy card. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards and proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of the shares, you may revoke your proxy in any one of following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 3929 Point Eden Way, Hayward, California, 94545.

•	You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2010, to our Secretary at 3929 Point Eden Way, Hayward, California, 94545. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on March 16, 2011 and no earlier than the close of business on February 16, 2011. You are also advised to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations. A copy of our bylaws is available via written request to our Secretary at 3929 Point Eden Way, Hayward, California, 94545, or by accessing EDGAR on the SEC’s website at www.sec.gov.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. With respect to any proposal submitted to a vote of the shareholders, the inspector of election will not count abstentions and broker non-votes as shares towards the vote total for such proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-

discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to certain “non-routine” matters set forth under the rules and interpretations of the New York Stock Exchange (“NYSE”).

How many votes are needed to approve each proposal?

•	To be approved, Proposal 1 (approval of an amendment to our Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 7,527,214 to allow us to reserve a sufficient number of shares available for issuance to cover the shares issuable upon exercise of warrants issued in the June 2010 Private Placement), must receive “For” votes (casted either in person or by proxy) from the holders of a majority of our outstanding shares. If you do not vote or you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal 2 (approval of an amendment to our Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 26,000,000 to allow us to reserve a sufficient number of shares available for issuance to cover the shares issuable under the Novo Nordisk Stock Purchase Agreement), must receive “For” votes (casted either in person or by proxy) from the holders of a majority of our outstanding shares. If you do not vote or you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal 3 (approval of an amendment to our Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 30,000,000 to allow Aradigm to have additional flexibility to use its capital stock for business and financial purposes in the future), must receive “For” votes (casted either in person or by proxy) from the holders of a majority of our outstanding shares. If you do not vote or you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were [     ] shares of our common stock outstanding and entitled to vote. Thus, the holders of [     ] shares of our common stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or vote at the meeting. The inspector of election will treat abstentions and broker non-votes as shares counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. We intend on disclosing final voting results by filing a Current Report on Form 8-K with the SEC within four business days after the special meeting.

What proxy materials are available on the internet?

The proxy statement is available at www.aradigm.com.

Forward-Looking Statements

This proxy statement contains forward-looking statements, including without limitation, statements regarding our plans depending on the outcome of the votes on the proposals at the special meeting. These forward-looking statements are based on the current beliefs of management, as well as current assumptions made by, and information currently available to, management. All statements contained in this proxy statement, other than statements that are purely historical, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “may,” “will,” “could,” “continue,” “seek,” “estimate,” or the negative thereof and similar expressions also identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause our future actual results, performance or achievements to differ materially from those expressed in, or implied by, any such forward-looking statements as a result of certain factors, including, but not limited to, those risks and uncertainties discussed in our filings with the SEC.

PROPOSAL 1

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK BY 7,527,214
SHARES.

Background of Proposal 1

On June 21, 2010, we closed the June 2010 Private Placement in which we sold 34,702,512 shares of our common stock and warrants to purchase an aggregate of 7,527,214 shares of our common stock to accredited investors (which included three existing significant investors) under the terms of a securities purchase agreement that we entered into with the investors on June 18, 2010. At the closing of the June 2010 Private Placement, we received approximately $4.1 million in aggregate gross proceeds from the sale of the common stock and the warrants. After deducting for fees and expenses, the aggregate net proceeds from the sale of the common stock and the warrants were approximately $3.7 million. The warrants have an exercise price of $0.1184 per share. Because we do not have a sufficient number of authorized shares of common stock to cover the shares issuable upon exercise of the warrants, the warrants are exercisable only after we have called and held a special meeting of our shareholders to vote on a proposal to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock and we have received the requisite shareholder approval for the shareholder proposal. The securities purchase agreement requires us to call and hold this special meeting and use our reasonable best efforts to, among other things, solicit shareholders to vote in favor of this shareholder proposal. In order to satisfy this requirement under the securities purchase agreement, we have called the special meeting to which this proxy statement relates and are soliciting shareholder approval of this Proposal 1. The warrants also include a mandatory exercise provision whereby we have the right to require the holders to exercise the warrants after we have received the requisite shareholder approval for the shareholder proposal. The warrants expire the earlier of 10 business days after the date on which we have received the requisite shareholder approval for the shareholder proposal and 90 days after the issuance date of the warrants. Assuming the warrants are fully exercised at an exercise price of $0.1184 per share, we would receive approximately $0.9 million in additional aggregate net proceeds from the exercise of the warrants. At the closing of the June 2010 Private Placement, we entered into a registration rights agreement with the investors. As required by this registration rights agreement, as amended, on August 11, 2010, we filed a registration statement on Form S-1 with the SEC covering the resale of the shares of common stock issued in the June 2010 Private Placement and the shares of common stock issuable upon exercise of the warrants. The failure on our part to satisfy the deadlines set forth in the registration rights agreement may subject us to payment of certain monetary penalties. The foregoing description of the securities purchase agreement, the registration rights agreement and the warrants are qualified in its entirety by reference to the securities purchase agreement, the registration rights agreement and the warrants, copies of which were filed as Exhibits 10.1, 10.2 and 10.3 to our Current Report on Form 8-K filed by us on June 21, 2010.

Our Board of Directors has unanimously approved, subject to shareholder approval, an amendment to our Amended and Restated Articles of Incorporation (which currently provides for a total of 150,000,000 authorized shares of common stock) to increase the total number of authorized shares of common stock by 7,527,214 shares to allow us to reserve a sufficient number of shares available for issuance to cover the shares issuable upon exercise of warrants issued in the June 2010 Private Placement. Our Board of Directors has determined that this increase is in the best interests of Aradigm and its shareholders and recommends our shareholders to vote in favor of this proposed amendment at the special meeting.

The additional common stock to be authorized as described in this Proposal 1 would have rights identical to our currently outstanding common stock. Adoption of this Proposal 1 and the issuance of the additional authorized common stock contemplated by this Proposal 1 would result in material dilution to the current holders of our common stock (including effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings (loss) per share and voting rights of current holders of common stock), but would not otherwise affect the rights of such holders. Our shareholders should consider this factor, as well as the other information contained in this proxy statement, in evaluating this Proposal 1.

In addition to the [     ] shares of common stock outstanding on August 23, 2010, our Board of Directors has reserved [     ] shares for issuance upon exercise of options and rights granted under our equity incentive plans and [     ] shares granted under our Employee Stock Purchase Plan.

Effect of Approval of Proposal 1

If only this Proposal 1 (but not Proposal 2 or Proposal 3) is approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 157,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement.

If this Proposal 1 and Proposal 2 (but not Proposal 3) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 183,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement and 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

If this Proposal 1 and Proposal 3 (but not Proposal 2) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 187,527,214 shares and, upon the filing and effectiveness of such amendment, will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement.

If this Proposal 1, Proposal 2 and Proposal 3 are all approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 213,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement and 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

The affirmative vote of the holders of a majority of our outstanding shares of common stock will be required to approve this Proposal 1. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 1.

PROPOSAL 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK BY 26,000,000
SHARES.

Background of Proposal 2

On July 30, 2010, we entered into the Novo Nordisk Stock Purchase Agreement with Novo Nordisk A/S providing for the issuance by us to Novo Nordisk A/S in a private placement of 26,000,000 shares of our common stock in consideration for the termination of all of our obligations under an existing promissory note and security agreement dated July 3, 2006 in favor of Novo Nordisk A/S, as well as the termination of the existing Amended and Restated Stock Purchase Agreement, dated as of January 26, 2005, previously entered into by us, Novo Nordisk A/S and Novo Nordisk Pharmaceuticals, Inc. in connection with our January 2005 restructuring transaction with Novo Nordisk. The July 3, 2006 promissory note and security agreement evidences, among other things, a loan that was previously made by Novo Nordisk A/S to us in the principal amount of $7.5 million, which bears interest accruing at 5% per annum and the principal, along with the accrued interest, is payable in three equal payments of approximately $3.5 million on July 2, 2012, July 1, 2013 and June 30, 2014. As of the date of this proxy statement, the amount outstanding under the July 3, 2006 promissory note and security agreement, including accrued interest, was approximately $9.2 million. Because we do not have a sufficient number of authorized shares of common stock to cover the shares issuable to Novo Nordisk A/S under the Novo Nordisk Stock Purchase Agreement, the Novo Nordisk Stock Purchase Agreement requires us to call and hold a special meeting of our shareholders to vote on a proposal to approve an amendment to our amended and restated articles of incorporation to increase the number of authorized shares of our common stock to cover the 26,000,000 shares to be issued. In order to satisfy this requirement under the Novo Nordisk Stock Purchase Agreement, we have called the special meeting to which this proxy statement relates and are soliciting shareholder approval of this Proposal 2. The closing of the transactions contemplated by the Novo Nordisk Stock Purchase Agreement is subject to our receipt of the requisite shareholder approval on such proposal. On July 30, 2010, we also entered into a registration rights agreement with Novo Nordisk A/S. As required by this registration rights agreement, on August 11, 2010, we filed a registration statement on Form S-1 with the SEC covering the shares of common stock issuable to Novo Nordisk A/S under the Novo Nordisk Stock Purchase Agreement. The failure on our part to satisfy the deadlines set forth in the registration rights agreement may subject us to payment of certain monetary penalties. The foregoing description of the Novo Nordisk Stock Purchase Agreement and the registration rights agreement are qualified in its entirety by reference to the full text of the Novo Nordisk Stock Purchase Agreement and the registration rights agreement, copies of which were filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed by us on August 2, 2010.

Our Board of Directors has unanimously approved, subject to shareholder approval, an amendment to our Amended and Restated Articles of Incorporation (which currently provides for a total of 150,000,000 authorized shares of common stock) to increase the total number of authorized shares of common stock by 26,000,000 shares to allow us to reserve a sufficient number of shares available for issuance to cover the shares issuable under the Novo Nordisk Stock Purchase Agreement. Our Board of Directors has determined that this increase is in the best interests of Aradigm and its shareholders and recommends our shareholders to vote in favor of this proposed amendment at the special meeting.

The additional common stock to be authorized as described in this Proposal 2 would have rights identical to our currently outstanding common stock. Adoption of this Proposal 2 and the issuance of the additional authorized common stock contemplated by this Proposal 2 would result in material dilution to the current holders of our common stock (including effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings (loss) per share and voting rights of current holders of common stock), but would not otherwise affect the rights of such holders. Our shareholders should consider this factor, as well as the other information contained in this proxy statement, in evaluating this Proposal 2.

In addition to the [     ] shares of common stock outstanding on August 23, 2010, our Board of Directors has reserved [     ] shares for issuance upon exercise of options and rights granted under our equity incentive plans and [     ] shares granted under our Employee Stock Purchase Plan.

Effect of Approval of Proposal 2

If only this Proposal 2 (but not Proposal 1or Proposal 3) is approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 176,000,000 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

If this Proposal 2 and Proposal 1 (but not Proposal 3) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 183,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement and 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

If this Proposal 2 and Proposal 3 (but not Proposal 1) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 206,000,000 shares and, upon the filing and effectiveness of such amendment, will reserve, from our then authorized, unissued and unreserved shares, 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

If this Proposal 2, Proposal 1 and Proposal 3 are all approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 213,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement and 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

The affirmative vote of the holders of a majority of our outstanding shares of common stock will be required to approve this Proposal 2. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK BY 30,000,000
SHARES.

Background of Proposal 3

Our Board of Directors is requesting shareholder approval of an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock by 30,000,000 shares to allow Aradigm to have additional flexibility to use its capital stock for business and financial purposes in the future.

Our Board of Directors has unanimously approved, subject to shareholder approval, an amendment to our Amended and Restated Articles of Incorporation (which currently provides for a total of 150,000,000 authorized shares of common stock) to increase the total number of authorized shares of common stock by 30,000,000 shares to be used for business and financial purposes in the future. Our Board of Directors has determined that this increase is in the best interests of Aradigm and its shareholders and recommends our shareholders to vote in favor of this proposed amendment at the special meeting.

The additional common stock to be authorized as described in this Proposal 3 would have rights identical to our currently outstanding common stock. Adoption of this Proposal 3 and the issuance of the additional authorized common stock contemplated by this Proposal 3 could result in material dilution to the current holders of our common stock (including effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings (loss) per share and voting rights of current holders of common stock), but would not otherwise affect the rights of such holders. Our shareholders should consider this factor, as well as the other information contained in this proxy statement, in evaluating this Proposal 3.

In addition to the [     ] shares of common stock outstanding on August 23, 2010, our Board of Directors has reserved [     ] shares for issuance upon exercise of options and rights granted under our equity incentive plans and [     ] shares granted under our Employee Stock Purchase Plan.

We currently have no plans, arrangements or understandings relating to the issuance of the newly-authorized shares contemplated by this Proposal 3. However, we desire to have these shares available to provide additional flexibility to use Aradigm’s capital stock for business and financial purposes in the future, such as for an equity participation component in a partnering agreement. However, these additional shares may be used for various purposes without further shareholder approval. These purposes may include: raising capital, establishing strategic relationships with other companies, expanding Aradigm’s business or product lines through the acquisition of other businesses or products, and other purposes.

We could also use the additional shares of common stock that would become available for issuance if the proposal were adopted to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Aradigm. For example, without further shareholder approval, our Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is our Board of Directors currently aware of any such attempts directed at Aradigm), nevertheless, shareholders should be aware that approval of the proposal could facilitate future efforts by us to deter or prevent changes in control of Aradigm, including transactions in which Aradigm might otherwise receive a premium for their shares over then current market prices. For more information relating to opposition of a hostile takeover attempt or delay and prevention of changes in control or management, please see the paragraph entitled “We have implemented certain anti-takeover provisions, which may make an acquisition less likely or might result in costly litigation or proxy battles.” in the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 24, 2010.

Effect of Approval of Proposal 3

If only this Proposal 3 (but not Proposal 1 or Proposal 2) is approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 180,000,000 shares.

If this Proposal 3 and Proposal 1 (but not Proposal 2) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 187,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement.

If this Proposal 3 and Proposal 2 (but not Proposal 1) are approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 206,000,000 shares , upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

If this Proposal 3, Proposal 1 and Proposal 2 are all approved by our shareholders at the special meeting, we intend on filing, as soon as practicable following the special meeting, a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 213,527,214 shares and, upon the filing and effectiveness of such proposed amendment, we will reserve, from our then authorized, unissued and unreserved shares, 7,527,214 shares of our common stock for issuance upon exercise of the warrants issued in the June 2010 Private Placement and 26,000,000 shares of our common stock for issuance under the Novo Nordisk Stock Purchase Agreement.

The affirmative vote of the holders of a majority of our outstanding shares of common stock will be required to approve this Proposal 3. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 30, 2010 by: (i) each director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership Common(1)
	Number of	Percent of
	Shares	Total (%)

First Eagle Investment Management, LLC.(2) 1345 Avenue of the Americas New York, NY 10105	57,497,413	41.73
Conus Partners, Inc.(3) 49 West 38th Street, 11th Floor New York, NY 10018	11,267,245	8.18
Laurence W. Lytton(4)	7,878,913	5.72
Igor Gonda, Ph.D.(5)	2,563,246	1.86
Nancy Pecota(6)	422,500	*
D. Jeffery Grimes(7)	352,205	*
Virgil D. Thompson(8)	742,983	*
Frank H. Barker(9)	696,250	*
John M. Siebert, Ph.D.(10)	517,750	*
All executive officers and directors as a group (6 persons)(11)	5,294,934	3.84

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Forms 4 and Schedules 13D and 13G filed with the Securities and Exchange Commission (“SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 137,778,964 shares of common stock outstanding on July 30, 2010. Unless otherwise indicated, the address of each person on this table is c/o Aradigm Corporation, 3929 Point Eden Way, Hayward, California, 94545.

(2)	Based upon information contained in a Schedule 13D filed with the SEC on June 28, 2010, First Eagle Investment Management (“FEIM”) (formerly Arnhold and S. Bleichroeder Advisors, LLC), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 61,712,652 shares of our common stock, 4,215,239 of which represent shares underlying warrants, as a result of acting as investment advisor to various clients. In determining beneficial ownership for purposes of this table, we have not assumed that the warrants to purchase 4,215,239 shares are exercisable within 60 days of July 30, 2010, as such warrants are exercisable only after we have called and held a special meeting of our shareholders to vote on a proposal to approve an amendment to our amended and restated articles of incorporation to increase the number of authorized shares of our common stock and we have received the requisite shareholders approval for the shareholder proposal. Clients of FEIM have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities. First Eagle Value in Biotechnology Master Fund, Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own 29,168,845 of these 57,497,413 shares.

(3)	Based upon information contained in a Schedule 13G filed with the SEC on June 25, 2010, Conus Partners, Inc., is deemed to be the beneficial owner of 11,267,245 shares of our common stock.

(4)	Based upon information contained in a Schedule 13G filed with the SEC on June 30, 2010, Laurence W. Lytton is the beneficial owner of 7,878,913 shares of our common stock.

(5)	Includes 1,007,812 stock options which are exercisable within 60 days of July 30, 2010. The number of shares also includes 340,000 shares pursuant to restricted stock awards that have not vested. Additionally, the number of shares does not include a total of 500,000 shares that vest only upon the occurrence of certain future events pursuant to a restricted stock bonus agreement between Dr. Gonda and Aradigm.

(6)	Includes 187,500 stock options which are exercisable within 60 days of July 30, 2010. The number of shares also includes 17,500 shares pursuant to restricted stock awards that have not vested.

(7)	Includes 183,437 stock options which are exercisable within 60 days of July 30, 2010. Mr. Grimes’ employment was terminated effective June 18, 2010.

(8)	Includes 374,500 stock options which are exercisable within 60 days of July 30, 2010. The number of shares also includes 208,333 shares pursuant to restricted stock units that have not vested.

(9)	Includes 375,000 stock options which are exercisable within 60 days of July 30, 2010. The number of shares also includes 187,500 shares pursuant to restricted stock awards that have not vested.

(10)	Includes 295,000 stock options which are exercisable within 60 days of July 30, 2010. The number of shares also includes 125,000 shares pursuant to restricted stock units that have not vested.

(11)	See footnotes (5) through (10) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, other than two Forms 4, covering two transactions, that were filed late for Mr. Grimes, our former Vice President, Legal Affairs, General Counsel & Corporate Secretary.

DESCRIPTION OF SECURITIES

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you and is qualified in its entirety by reference to the relevant provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and our amended and restated shareholder rights plan. For a complete description, you should refer to our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and our amended and restated shareholder rights plan, copies of which have previously been filed with the SEC.

General

As of the date of this proxy statement, we are authorized by our Amended and Restated Articles of Incorporation to issue an aggregate of 150,000,000 shares of common stock. In addition, as of the date of this proxy statement, we are authorized by our Amended and Restated Articles of Incorporation to issue an aggregate of 5,000,000 shares of preferred stock.

As of August [  ], 2010, there were:

• [          ] shares of common stock issued and outstanding;

•	warrants to purchase 7,527,214 shares of common stock issued and outstanding; and

•	there were no shares of preferred stock issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

The transfer agent and registrar for our common stock is Computershare (formerly Equiserve Trust Company).

Preferred Stock

Our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Shareholder Rights Plan

In September 2008, we adopted an amended and restated shareholder rights plan, which replaced the rights plan originally adopted in August 1998. Pursuant to the rights plan, as amended and restated, we distribute rights to purchase shares of Series A Junior Participating Preferred Stock as a dividend at the rate of one right for each share of common stock outstanding. Until the rights are distributed, the rights trade with, and are not separable from our common stock and are not exercisable. The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of our company or to deprive our shareholders of their interest in our company’s long-term value. The shareholder rights plan seeks to achieve these goals by encouraging a potential acquirer to negotiate with our Board of Directors. The rights will expire at the close of business on September 8, 2018.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Aradigm Corporation, Secretary, 3929 Point Eden Way, Hayward, CA 94545 or contact our Secretary at (510) 265-9000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Igor Gonda, Ph.D.
President and Chief Executive Officer

August [  ], 2010

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 are available without charge upon written request to: Secretary, Aradigm Corporation, 3929 Point Eden Way, Hayward, CA 94545. Copies of these reports, as well as our other filings with the SEC, including our Current Reports on Form 8-K, may also be obtained without charge through the SEC’s website at http://www.sec.gov.

PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED AUGUST 19, 2010
PROXY
ARADIGM CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 14, 2010
     The undersigned hereby appoints IGOR GONDA and NANCY E. PECOTA, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Aradigm Corporation that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Aradigm Corporation to be held at Aradigm Corporation’s offices located at 3929 Point Eden Way, Hayward, California on Tuesday, September 14, 2010 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     ☑ Please mark votes as in this example.
     MANAGEMENT RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3
     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

1.	To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 7,527,214 to allow Aradigm to reserve a sufficient number of shares available for issuance to cover the shares issuable upon exercise of warrants issued in the June 2010 Private Placement	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 26,000,000 to allow Aradigm to reserve a sufficient number of shares available for issuance to cover the shares issuable under the Novo Nordisk Stock Purchase Agreement	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 30,000,000 to allow Aradigm to have additional flexibility to use its capital stock for business and financial purposes in the future	FOR ☐	AGAINST ☐	ABSTAIN ☐
     Each of Proposal 1, Proposal 2 and Proposal 3 is not conditioned on the approval of any of the other proposals voted on at the special meeting. Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.
     Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign. If signer is a partnership, please sign in partnership name and by authorized person.

Signature:	_____________________________________________	Date:	_________________________

Signature:	_____________________________________________	Date:	_________________________